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                                                                       EXHIBIT 6



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference made to our firm under the caption "Independent Auditors" and to the use of our report dated February 7, 2000, as to the American General Life Insurance Company Separate Account VL-R, and dated March 1, 2000, as to American General Life Insurance Company, in Post-Effective Amendment No. 3 to the Registration Statement (Form N-4 No. 333-53909 and 811-08561) of American General Life Insurance Company Separate Account VL-R.



                                               /s/ ERNST & YOUNG LLP
                                               ---------------------





Houston, Texas
April 7, 2000